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                                                                 EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2001 relating to the consolidated financials statements and schedules of Community Bank Shares of Indiana, Inc. for the year ended December 31, 2000, which appear in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002.



/s/ Monroe Shine & Co., Inc.

MONROE SHINE & Co., Inc.

New Albany, Indiana
September 19, 2003